EXECUTION  COPY

                         AGREEMENT AND PLAN OF MERGER



     This Agreement and Plan of Merger is entered into as of November 17, 1997 among INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation (collectively with its subsidiaries, the ACompany@), CYMEDIX LYNX CORPORATION, a Colorado corporation wholly owned by the Company (the AMerger Sub@) and CYMEDIX CORPORATION, a California corporation (ACymedix@).

                             PRELIMINARY STATEMENt

     1. The Company and Cymedix are parties to a letter of intent dated July 23, 1997 (the ALetter of Intent@) outlining the proposed terms and conditions for the merger (the AMerger@) of Cymedix with and into the Merger Sub and providing for a series of convertible loans (the ABridge Loans@) from the Company to Cymedix pending implementation of the Merger. The Merger Sub will be the surviving corporation in the Merger, and the operations of Cymedix will be conducted through the Merger Sub following the Merger.

     2. As a result of the Merger, (a) the outstanding capital stock of Cymedix will be converted into common stock, $.001 par value, of the Company (ACompany Common Stock@), (b) the outstanding stock options and convertible debt of Cymedix will be exercisable for or convertible into Company Common Stock and (c) the Merger Sub will succeed to all the assets and liabilities of Cymedix. The Merger is intended to be treated as a reorganization under section  368(a) of the Internal Revenue Code of 1986, as amended (the ACode@).

     3. Pursuant to the Merger, a total of 6,980,000 shares of Company Common Stock (the AMerger Shares@) will be issued in exchange for the capital stock of Cymedix issued and outstanding at the time off the Merger or reserved for issuance upon the exercise of outstanding stock options assumed in the Merger. The total number of Merger Shares will not be affected by (a) any exercise of those stock options before or after the Merger or (b) any fluctuations in the market price of Company Common stock prior to the Merger.

     4. The boards of directors of the Company (the ACompany Board@) and the Merger Sub (the AMerger Sub Board@) have unanimously approved this Agreement, and the Company has determined that no approval by its shareholders is required for consummation of the Merger.

     5. The board of directors of Cymedix (the ACymedix Board@) has unanimously approved this Agreement and recommended its approval and adoption by the shareholders of Cymedix, voting as separate classes, by written consent to be solicited by the Cymedix Board as promptly as practicable after the date hereof.

     6. The Merger will be effected pursuant to separate certificates of merger (the ACertificates of Merger@) reflecting the terms of the Merger provided herein and all provisions required by applicable law.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions provided herein, the parties hereto agree as follows:

     ARTICLE  I  DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement and the Schedules hereto, the following terms have the respective meanings set forth below:

     Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with the Person in question.

     Agreement means this Agreement and Plan of Merger, as amended from time to time in accordance with Section 8.1.

     Benefit  Plans  means  Aemployee  pension benefit plans,@ as defined in section 3(2) of ERISA (APension Plans@), Aemployee welfare benefit plans,@ as defined in section 3(1) of ERISA, bonus, stock option, stock purchase, phantom stock and other equity, deferred compensation plans or arrangements and other employee fringe benefit plans.

     Bridge Loans means the convertible loans that the Company has advanced and undertaken to advance to Cymedix during the Bridge Period in the aggregate principal amount of up to $297,500 in accordance with Section 6.1.

     Bridge Loan Commitment means the Company=s obligation to make the Bridge Loans.

     Bridge  Loan  Funding  Schedule  has  the  meaning set forth in Section
6.1(a).

     Bridge Notes means the convertible promissory notes issued and to be issued by Cymedix to evidence the Bridge Loans in the form annexed as Exhibit A to the Letter of Intent.

     Bridge Period means the period of up to 145 days from July 23, 1997 through the Effective Date, during which the Company has undertaken to provide the Bridge Loans to Cymedix.

     California Act means the California General Corporation Law, as amended.

     Certificates of Merger means the articles or certificates of merger relating to the Merger, to be prepared and filed in accordance with the laws of the States of Colorado and California.

     Code  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     Closing  has  the  meaning  set  forth  in  Section  2.1(b).

     Colorado  Act  means the Colorado Business Corporation Act, as amended.

     Common  Exchange Rate has the meaning set forth in Section 2.2(b)(iii).

     Company  means  International  Nursing  Services,  Inc.,  a  Colorado
corporation.    Unless  the  context otherwise requires, all references to the
Company  in  this  Agreement  also  include  all  of  its  Subsidiaries.

     Company Board means the board of directors of the Company. ACompany Balance Sheet@ means the consolidated balance sheet of the Company set forth in its most recent SEC Document filed prior to the date hereof on Form 10-KSB or Form 10-QSB.

     Company Common Stock means the common stock, $.001 par value, of the Company.

     Company  Contracts  has  the  meaning  set  forth  in  Section  5.9.

     Company Intellectual Property has the meaning set forth in Section 5.8.

     Company Preferred Stock means preferred stock, $1.00 par value, of the Company.

     Company  Termination Event has the meaning set forth in Section 8.2(a).

      Competing Proposal means an unsolicited, bona fide written proposal to the Cymedix Board, Cymedix or its shareholders that is not conditioned upon obtaining financing and provides for greater value to the shareholders of Cymedix than the consideration contemplated by the Merger.

     Competing Transaction means any merger, sale of assets or similar transaction involving Cymedix, other than the Merger, or other transaction the consummation of which could be expected to impede, delay, interfere with, prevent or dilute the benefits of the Merger to the Company.

     Confidential Information means, with respect to each party, (a) all information concerning the business and affairs of that party, including financial information, business plans and strategies, technology, proprietary information, know-how, formulae, products, methods and operational information and techniques, (b) any information that the party is required by applicable law to preserve in confidence and (c) any other information reasonably identified by a party to the other party as confidential, but excluding (i) information known by the other party or generally available to the healthcare industry or in the public domain, (ii) information that was independently developed by the other party without the use of the first party=s Confidential Information and (iii) information rightfully provided by a third party without continuing restrictions on its use.

     Cymedix  means  Cymedix  Corporation,  a  California  corporation.

     Cymedix  Board  means  the  board  of  directors  of  Cymedix.

     Cymedix Budget means the Marketing Rollout Budget heretofore delivered by Cymedix to the Company.

     Cymedix  Balance  Sheet  has  the  meaning set forth in Section 4.6(b).

     Cymedix  Common Stock means the common stock, no par value, of Cymedix.

     Cymedix  Contracts  has  the  meaning  set  forth  in  Section  4.9.

     Cymedix Intellectual Property has the meaning set forth in Section 4.8.

     Cymedix Option Plans means the Nonqualified Stock Option Plans adopted by Cymedix in 1996 and 1997.

     Cymedix Preferred Stock means Cymedix Series A Preferred Stock and Cymedix Series B Preferred Stock, collectively.

     Cymedix Series A Preferred Stock means the series A preferred stock, no par value, of Cymedix.

     Cymedix Series B Preferred Stock means the series B preferred stock, no par value, of Cymedix.

     Cymedix Stock Options means stock options issued under the Cymedix Option Plans and outstanding as of the date of this Agreement.

     Cymedix  Termination  Event  has  the mean set forth in Section 8.2(b).

     Diligence Period means the portion of the Bridge Period ending ten days after the date of this Agreement.

     Effective  Date  has  the  meaning  set  forth  in  Section  1.1.

     Employment  Agreements  has  the  meaning  set  forth  in  Section 6.9.

     Environmental Laws means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority relating to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of
1986  (CERCLA),  42  U.S.C.    9601  et  seq., the Federal Water Pollution
                                         --  ----
Control  Act,  as amended by the Clean Water Act of 1977, 33 U.S.C.  1251 et
                                                                          --
seq.,  Clean Air Act of 1970, as amended, 42 U.S.C.  7401 et seq., the Toxic
 ---                                                      -- ----
Substances  Control  Act  of 1976, 15 U.S.C.  2601 et seq., the Occupational
                                                   -- ----
Safety  and  Health  Act  of  1970,  as amended, 29 U.S.C.  651 et seq., the
                                                                -- ----
Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., and any similar or implementing state or local law, and all
--  ----
amendments  or regulations promulgated thereunder.  As used in this Agreement,
-- ----
the term AHazardous Materials@ means all materials or chemicals regulated pursuant to any Environmental Law.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Exchange  Act  means  the  Securities Exchange Act of 1934, as amended.

     Exchange Agent means American Stock Transfer & Trust Company, Inc., a Colorado banking corporation that also serves as transfer agent for the Company Common Stock.

     Global Note means the convertible promissory note in the principal amount of $250,000 issued by Cymedix to Global Med Technologies, Inc.

     Governmental Authority means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     Holders  has  the  meaning  set  forth  in  Section  6.10(a).

     Letter of Intent means the letter from the Company to the Cymedix Board dated July 23, 1997 setting forth the Company=s proposal for the Merger and the Bridge Loans.

     Management  Options  has  the  meaning  set  forth  in  Section  6.9.

     Material Adverse Effect means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of a party to this Agreement or the ability of the party to consummate the transactions contemplated by this Agreement.

     Merger means the merger of Cymedix with and into the Merger Sub on the terms and conditions provided in this Agreement.

     Merger Share Market Price means $.375, representing the average closing price of Company Common Stock during the five trading days immediately preceding the date hereof.

     Merger Shares means a total of 6,980,000 shares of Company Common Stock to be issued pursuant to the Merger in exchange for the capital stock of Cymedix (a) outstanding on the Effective Date and (b) reserved for issuance upon the exercise of Cymedix Stock Options assumed in the Merger.

     Merger Sub means Cymedix Lynx Corporation, a Colorado corporation wholly owned by the Company and organized for the purpose of effectuating the Merger.

     Merger  Sub  Board  means  the  board  of  directors of the Merger Sub.

     Old  Stock  Certificate  has  the  meaning set forth in Section 3.3(a).

     Optionees  has  the  meaning  set  forth  in  Section  6.9.

     Permitted Liens has the meaning set forth in Section 4.7 with respect to Cymedix and Section 5.7 with respect to the Company.

     Person means an individual, any form of business enterprise, including a corporation, limited liability company, partnership or limited partnership, and any other juridical entity or its representative, including a trust, trustee, estate, custodian, administrator, personal representative, nominee or any other entity acting on its own behalf or in a representative capacity.

     Predecessor Entity means a Person to which another Person is a successor issuer for purposes of Rule 12g-3 under the Exchange Act.

     Registration  Statement  has  the meaning set forth in Section 6.10(a).

     Reserved  Merger  Shares  has  the meaning set forth in Section 2.2(c).

     SEC  means  the  United  States  Securities  and  Exchange  Commission.

     SEC  Documents  has  the  means  set  forth  in  Section  5.6.

     Securities  Act  means  the  Securities  Act  of  1933,  as  amended.

     Series A Preferred Exchange Rate has the meaning set forth in Section 2.2(b)(i).

     Series B Preferred Exchange Rate has the meaning set forth in Section 2.2(b)(ii).

     Subsidiary means each Person of which (a) a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by another Person.

     Tax or Taxes means all federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect thereto.

     1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. Unless otherwise expressly provided herein, all references to Articles, Sections and Schedules refer to articles, sections and schedules of or to this Agreement. All Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The headings and captions in this Agreement and the Schedules are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

     ARTICLE  II  C  THE  MERGER

     2.1 FILING OF CERTIFICATES OF MERGER AND CLOSING. (a) The Merger will become effective on the date the Certificates of Merger are filed with the Secretaries of State of the States of Colorado and California in accordance with applicable law or any subsequent date specified in the Certificates of Merger as the effective date of the Merger (the Effective
Date). The Certificates of Merger will be filed as promptly as practicable after the receipt of the requisite consents by the shareholders of Cymedix, provided that the conditions set forth in Article VII have been satisfied or waived where permitted.

     (b) The closing of the transactions contemplated by this Agreement (the Closing) will be held at the offices of the Company, 360 South Garfield Street - Suite 400, Denver, Colorado 80209-3136, or at any alternative location designated by the parties hereto.

     2.2 THE MERGER. (a) On the Effective Date, Cymedix will merge with and into the Merger Sub, and the separate existence of Cymedix will cease. The Merger Sub will be the surviving entity in the Merger and will continue to be governed by the laws of the State of Colorado. The Certificate of Incorporation and Bylaws of the Merger Sub in effect as of the Effective Date will not be affected by the Merger and will be the Certificate of Incorporation and Bylaws of the surviving corporation.

     (b) On the Effective Date, without any action on the part of the holders thereof, the capital stock of Cymedix issued and outstanding immediately prior to the Effective Date will be converted into the right to receive Company Common Stock as follows:

     (i)     Series A Preferred Exchange Rate.  Each share of Cymedix Series A
             --------------------------------
Preferred  Stock  will  be  converted into 15,200 Merger Shares (the Series A
Preferred  Exchange  Rate).    The  Series  A  Preferred  Exchange  Rate  was
determined by dividing (A) $5,700.00, representing the estimated liquidation value of each share of Cymedix Series A Preferred Stock on the Effective Date, by (B) the Merger Share Market Price.

     (ii)      Series B Preferred Exchange Rate.  Each share of Cymedix Series
               --------------------------------
B  Preferred  Stock will be converted into 6.0267 Merger Shares (the Series B
Preferred  Exchange  Rate).    The  Series  B  Preferred  Exchange  Rate  was
determined by dividing (A) $2.26, representing the estimated liquidation value of each share of Cymedix Series B Preferred Stock on the Effective Date, by
(B)  the  Merger  Share  Market  Price.

     (iii)      Common Exchange Rate.  Each share of Cymedix Common Stock will
                --------------------
be converted into the number of Merger Shares (the Common Exchange Ratio) to be determined as of the Effective Date by dividing (A) the number of Merger Shares remaining after deducting therefrom the Merger Shares issuable in the Merger in exchange for the Cymedix Series A Preferred Stock and Cymedix Series B Preferred Stock issued and outstanding at the Effective Date by (B) the total number of shares of Cymedix Common Stock outstanding on the Effective Date and issuable upon exercise of Cymedix Stock Options outstanding on the Effective Date.

     (c) After the Effective Date, any Cymedix Stock Options that remain unexercised on the Effective Date will be exercisable for Merger Shares (the Reserved Merger Shares) based on the Common Exchange Rate, as provided in
Section 6.7(a). Insofar as (i) the Global Note to be assumed in the Merger is not convertible into Cymedix Common Stock in the absence of a payment default thereon and (ii) the Company cannot convert the Bridge Notes if the Merger is consummated, the shares of Cymedix Common Stock issuable upon conversion of those instruments are not included in the Reserved Merger Shares.

     (d) The shareholders of Cymedix will not be entitled to fractional Merger Shares as a result of the Merger, and the holders of Cymedix Stock Options that remain unexercised on the Effective Date will not be entitled to any fractional Reserved Merger Shares upon exercise thereof. Any fractional share of Company Common Stock that may result from the application of the exchange rates in Section 2.2(b) shall be rounded up or down to the nearest whole Merger Share, and any fractional share of Company Common Stock that may result from the application of the exchange rates in Section 2.2(c) shall be rounded up or down to the nearest whole Reserved Merger Share.

     (e) The Merger shall have all the other effects provided by the Colorado Act and the California Act.

     2.3 CHANGE IN STRUCTURE OF MERGER. If the parties determine after the date hereof that a change in the structure of the Merger is necessary or desirable to make the transaction tax free to shareholders of Cymedix or to comply with applicable law, the parties shall cooperate in making those changes in this Agreement, the Certificates of Merger and other documents contemplated hereby and in taking any other actions required to effectuate those changes, subject to the requirements of Section 8.1.
2.4 DISSENTERS' RIGHTS. Shareholders of Cymedix who object to the Merger will have the dissenters= rights provided in the California Act, subject to the Company=s right to abandon the Merger under Section 8.2(a)(i) in the event any dissenting shareholder of Cymedix seeks to perfect their dissenters= rights.

     ARTICLE  III    EXCHANGE  OF  CERTIFICATES

     3.1 CONVERSION AGENT. Prior to the Effective Date, Cymedix will continue to act as conversion agent for the Cymedix Preferred Stock, and the holders shall retain their right to convert their Cymedix Preferred Stock into Cymedix Common Stock until the Effective Date. After the Effective Date, those conversion rights will terminate, and holders of Cymedix Preferred Stock who have not timely exercised their conversion rights will be entitled to receive Merger Shares based solely on the Series A Preferred Exchange Rate or Series B Preferred Exchange Rate, as applicable.

     3.2 EXCHANGE AGENT On or before the Effective Date, the Company will deposit with the Exchange Agent, for the benefit of the shareholders of Cymedix, certificates representing the Merger Shares issuable to them in the Merger.

     3.3 EXCHANGE PROCEDURES. (a) After the Effective Date, each holder of a certificate that represented Cymedix Common Stock or Cymedix Preferred Stock prior to the Effective Date (each, an Old Stock Certificate), upon surrender of the Old Stock Certificate to the Exchange Agent, will be entitled to receive in exchange therefor one or more certificates representing the number of Merger Shares that the holder has the right to receive in the Merger.

     (b) Old Stock Certificates surrendered for exchange shall be cancelled upon receipt by the Exchange Agent. Until surrendered and exchanged, each Old Stock Certificate shall be deemed for all purposes after the Effective Date to evidence ownership of the number of Merger Shares into which the shares of Cymedix Common Stock or Cymedix Preferred Stock represented by the Old Stock Certificate have been converted under Section 2.2(b). All Merger Shares into which the Cymedix Common Stock or Cymedix
Preferred Stock have been converted in the Merger shall be deemed for all purposes to have been issued by the Company on the Effective Date.

     (c) If a certificate representing Merger Shares is to be issued in a name other than the name of the registered holder of the Old Stock Certificate surrendered in exchange therefor, it will be a condition to the issuance thereof that the surrendered Old Stock Certificate be properly endorsed and that the holder requesting the exchange pay the Exchange Agent any transfer or other taxes required by reason thereof or establish to the satisfaction of the Exchange Agent that those taxes have been paid or are not payable.

     (d) After the Effective Date, there shall be no further registration of transfers of Cymedix Common Stock or Cymedix Preferred Stock. Old Stock Certificates presented for transfer after the Effective Date shall be deemed to be submitted for exchange in accordance with this Article III and transfer in accordance with the transfer instructions therefor.

                  ARTICLE IV  REPRESENTATIONS AND WARRANTIES
                                  OF CYMEDIX

     Cymedix  hereby  represents  and  warrants  to  the  Company  as follows:

     4.1 ORGANIZATION AND STANDING. Cymedix (a) was duly incorporated in the State of California under the name MedSoft OnLine, Inc. in November 1995,
(b) is validly existing and in good standing as a corporation under the laws of the State of California, (c) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and
(d) is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Cymedix has no Subsidiaries or Predecessor Entities.

     4.2 AUTHORITY. Cymedix has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Cymedix to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Cymedix and constitutes the legal, valid and binding obligation of Cymedix, enforceable against Cymedix in accordance with its terms.

     4.3     NO CONFLICTS; CONSENTS.  Except as set forth in Schedule 4.3, the
                                                             ------------
execution and delivery of this Agreement by Cymedix does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, repurchase, redemption or acceleration of any obligation or to loss of a material benefit to Cymedix under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any Person other than Cymedix under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Cymedix under any provision of (a) the Certificate of Incorporation or Bylaws of Cymedix, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Cymedix is a party or by which any of its properties or assets is bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Cymedix or its properties or assets. Except for the filing of the Certificates of Merger in the offices of the Secretaries of State of the States of Colorado and California, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Cymedix in connection with (i) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) the operations of the Merger Sub following the Effective Date as conducted on the date hereof, other than filings under Section 13 of the Exchange Act.

     4.4 BOOKS AND RECORDS. Cymedix has heretofore delivered to the Company true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date, and minute books, including its stock certificate ledger and stock transfer books.

     4.5 CAPITAL STOCK. The authorized capital stock of Cymedix consists of 5,000,000 shares of Cymedix Common Stock, of which 853,285 shares are issued and outstanding on the date hereof, and 500,000 shares of Cymedix Preferred Stock, of which (a) 50 shares of Cymedix Series A Preferred Stock and 138,711 shares of Cymedix Series B Preferred Stock are issued and outstanding on the date hereof and (b) 361,239 undesignated shares are authorized and unissued on the date hereof. All the outstanding shares of capital stock of Cymedix have been duly authorized and validly issued and are fully paid and nonassessable. Neither any Cymedix Common Stock nor any Cymedix Preferred Stock has been issued in violation of or is subject to any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or Bylaws of Cymedix or any contract, agreement or instrument to which Cymedix is subject, bound or a party or otherwise. Except as set forth in Schedule 4.5, there are no outstanding warrants, options, rights, phantom
   ------------
stock rights, agreements, convertible or exchangeable securities or other instruments or commitments (i) pursuant to which Cymedix is or may become obligated to issue, sell, purchase, return or redeem any shares of its capital stock or other securities or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock or other interests of Cymedix. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Cymedix may vote. Cymedix acknowledges its obligation under Section 6.2(b) to update its representations in this Section 4.5 and Schedule 4.5 from time to time as required to account
                         ------------
for any exercise or conversion of its outstanding securities that are exercisable for or convertible into shares of Cymedix Common Stock prior to the Effective Date.

     4.6 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (a) The unaudited financial statements of Cymedix for the year ended December 31, 1996 and the six months ended June 30, 1997 heretofore delivered to the Company comply as to form in all material respects with applicable accounting requirements, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Cymedix as of the dates thereof and its results of operations for the periods then ended (subject, in the case of interim statements, to normal year-end adjustments).

     (b) Cymedix does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) as disclosed, reflected or fully reserved against in its balance sheet as of June 30, 1997 (the Cymedix Balance Sheet) and the notes thereto,
(ii)  for  items  set  forth  in  Schedule  4.6,  (iii)  for  liabilities  and
                                  -------------
obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (iv) for Taxes.

     (c)          Except  as  set  forth  in Schedule 4.6, (i) Cymedix and any
                                             ------------
affiliated group, within the meaning of Code section 1504, of which Cymedix is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, (ii) all Taxes required to be paid by Cymedix have been timely paid in full and all Taxes for current periods are adequately provided for, and (iii) no tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes. The federal income tax returns filed by Cymedix have never been examined by the Internal Revenue Service.

     (d)         Except as set forth in Schedule 4.6, there are no outstanding
                                        ------------
agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to Cymedix, and neither Cymedix nor any affiliated group, within the meaning of Code section 1504, of which Cymedix is or has been a member has requested any extension of time within which to file any material Tax return that remains unfiled as of the date hereof.

     (e) Cymedix is not a United States real property holding corporation within the meaning of Code section 897.

     4.7 ASSETS. (a) Cymedix has good and valid title to all assets reflected on the Cymedix Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Cymedix Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) as set forth in Schedule 4.7, (ii) mechanics, materialmens, carriers, workmens,
               ------------
repairmens or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may be paid without penalty, (iii) mortgages, liens, security interests and encumbrances that secure debt reflected as a liability on the Cymedix Balance Sheet and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of Cymedix as presently conducted (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (ii), (iii) and (iv) above are hereinafter referred to in this Article IV as Permitted Liens).

     (b) All the material tangible personal property of Cymedix has been maintained in all material respects in accordance with good commercial practices. Each item of material tangible personal property of Cymedix is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of Cymedix is in all material respects in the condition required by the terms of the applicable lease during the term of the lease and upon the expiration thereof.

     4.8          INTELLECTUAL  PROPERTY.   Schedule 4.8 sets forth a true and
                                            ------------
complete list of (a) all patents and patent applications, including the status, registration or application numbers thereof, (b) all trademarks (registered or unregistered), including a list of all jurisdictions in which they are registered or applied for and all registration and application numbers thereof, (c) all service marks and copyrights and applications therefor and (d) all other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, Cymedix Intellectual Property), owned, used, filed by or licensed to Cymedix. Except as set forth in Schedule 4.8, Cymedix owns and
                                                ------------
has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Cymedix Intellectual Property, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any of those rights. Cymedix has not granted any options, licenses or agreements of any kind relating to the Cymedix Intellectual Property or the marketing or distribution thereof, except for nonexclusive licenses to end users in the ordinary course of business or as otherwise indicated in Schedule 4.8. Except
                                                         ------------
as  set  forth  in  Schedule  4.8,  Cymedix  is not bound by or a party to any
                    -------------
options, licenses or agreements of any kind relating to the Cymedix Intellectual Property. Subject to the rights of third parties set forth in
Schedule 4.8, all Cymedix Intellectual Property is free and clear of any third
  ----------
party claims and all liens, security interests and encumbrances whatsoever, other than Permitted Liens. The conduct of the business of Cymedix as presently conducted does not violate, conflict with or infringe the intellectual property rights of any other Person. Except as set forth in
Schedule  4.8,  (i)  no  claims  are  pending or, to the knowledge of Cymedix,
    ---------
threatened,  against  Cymedix  by  any  Person  with respect to the ownership,
    -
validity,  enforceability,  effectiveness  or  use of any Cymedix Intellectual
    -
Property and (ii) since its inception, Cymedix has not received any communications alleging that it has violated any rights relating thereto.

     4.9      CONTRACTS.  (a)  Except as set forth in Schedule 4.9, Cymedix is
                                                      ------------
not  a  party  to  or  bound  by  any  of  the  following:

     (i) employment or consulting agreement that has an aggregate future liability in excess of $10,000 and is not terminable by Cymedix upon notice of not more than 60 days for a cost of less than $5,000;

     (ii) employee collective bargaining agreement or other contract with any labor union;

     (iii) covenant of Cymedix not to compete or otherwise restricting the operations of Cymedix;

     (iv) agreement, contract or other arrangement with any current or former officer, director or employee of Cymedix or any Affiliate of Cymedix other than employment and consulting agreements covered by clause (i) above;

     (v) lease or similar agreement with any person under which (A) Cymedix is lessee of or holds or uses any machinery, equipment, vehicle or other tangible personal property owned by any other Person or (B) Cymedix is a lessor or sublessor of, or makes available for use by any other Person, any tangible personal property owned or leased by Cymedix, which in any case or in the aggregate have a total future liability or receivable, as the case may be, in excess of $10,000 and are not terminable by Cymedix upon notice of not more than 60 days for a cost of less than $10,000;

     (vi) (A) continuing contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, which in any case or in the aggregate have a total future liability in excess of $10,000 and are not terminable by Cymedix upon notice of not more than 60 days for a cost of less than $10,000;

     (vii) material license, option or other agreement relating in whole or in part to (A) the Cymedix Intellectual Property, including any license or other agreement under which Cymedix is licensee or licensor thereof, or (B) trade secrets, confidential information or other proprietary rights and processes of Cymedix;

     (viii) agreement, contract or other instrument under which Cymedix has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any other Person that in any individual case is in excess of $5,000;

     (ix) agreement, contract or other instrument under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Cymedix or (B) Cymedix has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other Person that in any individual case is in excess of $5,000;

     (x) agreement, contract or other instrument under which Cymedix has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any other Person that in any individual case is in excess of $5,000;

     (xi) agreement, contract or other instrument providing for indemnification of any Person with respect to liabilities relating to any current or former business of Cymedix; or

     (xii) other agreement, contract or other instrument to which Cymedix is a party or by or to which it or any of its assets or business is bound or subject that has an aggregate future liability to any other Person in excess of $10,000 and is not terminable by Cymedix upon notice of not more than 60 days for a cost of less than $10,000.

     (b)     Except as set forth in Schedule 4.9, all agreements, contracts or
                                    ------------
other instruments of Cymedix listed or required to be listed in the Schedules hereto (collectively, the Cymedix Contracts) are valid, binding and in full force and effect and are enforceable by Cymedix in accordance with its terms. Except as set forth in Schedule 4.9, Cymedix has performed all material
                            -------------
obligations required to be performed by it to date under the Cymedix Contracts and it is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Cymedix Contracts notified Cymedix of that party=s belief that Cymedix is or is likely to become in breach or default in any material respect thereunder or of that party=s intention to accelerate or modify in a manner adverse to Cymedix any of its obligations or rights thereunder and, to the knowledge of Cymedix, no other party to any of the Cymedix Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both).

     4.10    LITIGATION.    Schedule  4.10  sets  forth  a list of all pending
                            --------------
lawsuits or claims against or affecting Cymedix or any of its properties, assets, operations or business and which (a) relate to or involve more than
$5,000,  (b)  seek  any  material  injunctive  relief  or  (c)  relate  to the transactions  contemplated by this Agreement.  Except as set forth in Schedule
                                                                      --------
4.10,  (i)  none of the lawsuits or claims listed therein as to which there is
----
at least a reasonable possibility of adverse determination could have, if so determined, individually or in the aggregate, a Material Adverse Effect, (ii) Cymedix is not a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal applicable to it or any of its properties, assets, operations or business,
(iii) there is no lawsuit or claim by Cymedix pending, or which Cymedix intends to initiate, against any other Person and (iv) to the knowledge of Cymedix, there is no pending or threatened investigation of or affecting Cymedix by any Governmental Authority.

     4.11 INSURANCE. Cymedix maintains policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in its judgment, reasonable for the business and assets of Cymedix. The insurance policies maintained with respect to Cymedix and its assets and properties are listed in Schedule 4.11.
                                                                -------------
Except  as set forth in  Schedule 4.11, all of the policies listed therein are
                         -------------
in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Date under comprehensive general liability and workmen=s compensation insurance policies), and no notice of cancellation or termination has been received with respect thereto. To the knowledge of Cymedix, its activities and operations have been conducted in a manner conforming in all material respects to all applicable provisions of its insurance policies.
4.12    BENEFIT  PLANS.    (a)    Schedule  4.12  sets  forth a list and brief
                                  --------------
description of all Benefit Plans maintained or contributed to by Cymedix for the benefit of any of its officers or other employees. Cymedix has heretofore delivered to the Company true, complete and correct copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if required), (iii) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (iv) each trust agreement, group annuity contract and other financing and funding arrangement relating to any Benefit Plan.

     (b) Each Benefit Plan maintained or contributed to by Cymedix has been administered in all material respects in accordance with its terms. Cymedix and all of its Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no lawsuits, actions, termination proceedings or other proceedings pending or, to the knowledge of Cymedix, threatened against or involving any of its Benefit Plans and, to the knowledge of Cymedix, there are no investigations by any Governmental Authority or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any of its Benefit Plans or asserting any rights to benefits under any Benefit Plan that individually or in the aggregate would have a Material Adverse Effect. To the knowledge of Cymedix, there are no unasserted claims pending or threatened that if asserted would have at least a reasonable possibility of an adverse determination.

     (c) With respect to all Benefit Plans maintained or contributed to by Cymedix, (i) all contributions to and payments from the Benefit Plans required thereby or by ERISA section 302 or Code section 412 have been timely made,
(ii) there has been no application for or waiver of the minimum funding standards imposed by Code section 412 and (iii) no Pension Plan has an Aaccumulated funding deficiency@ within the meaning of Code section 412(a) as of the most recent plan year.

     (d) No prohibited transaction, as defined in Code section 4975 or ERISA section 406, has occurred that involves the assets of any Benefit Plan and that could subject Cymedix or any of its employees or, to the knowledge of Cymedix, a trustee, administrator or other fiduciary of any trusts created under any of its Benefit Plans to the tax or penalty on prohibited transactions imposed by ERISA section 4975 or the sanctions imposed under Title I of ERISA. No Pension Plan maintained by Cymedix has been terminated, nor has there been any reportable event, as defined in ERISA section 4043 and the regulations thereunder, with respect thereto. Neither Cymedix nor any trustee, administrator or other fiduciary of any of its Benefit Plans nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject Cymedix to any liability for breach of fiduciary duty under ERISA or any other applicable law.

     (e) At no time since its inception has Cymedix (i) been required to contribute to any Amultiemployer plan,@ as defined in ERISA section 4001(a)(3), for the benefit of any of its officers or other employees of Cymedix, (ii) incurred any withdrawal liability, within the meaning of ERISA section 4201, with respect to any that multiemployer plan, which liability has not been fully paid as of the date hereof, or (iii) announced an intention to withdraw, but not yet completed such withdrawal, from that multiemployer plan. If Cymedix were to make a complete withdrawal from any multiemployer plan, within the meaning of ERISA section 4203, the withdrawal liability would not exceed $10,000 in the aggregate.
(f) With respect to any Benefit Plan of Cymedix that is an employee welfare benefit plan, except as disclosed in Schedule 4.12, (i) it is not
                                                  -------------
unfunded or funded through a welfare benefits fund, as defined in Code section 419(e), (ii) it organized as a group health plan, as defined in Code section 5000(b)(1), it complies in all material respects with the applicable requirements of Code section 4980B(f) and (iii) it may be amended or terminated without material liability to Cymedix.

     (g) Cymedix has no current or projected liability or contingent obligation in respect of medical or other benefits for its retired or former employees.

     (h)    Except  as  set  forth in Schedule 4.12, (i) no employee or former
                                      -------------
employee of Cymedix will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby, alone or in conjunction with any other events or occurrences, and (ii) no amount payable to any employee under any Benefit Plan or other arrangement of Cymedix will fail to be deductible by reason of Code section 280G.

     (i)       Cymedix has not (i) engaged in a transaction described in ERISA section 4069 that could subject it to liability at any time after the date hereof or (ii) engaged in any act or omission that could result in fines, penalties, taxes or related charges under ERISA.

     (j) No compensation payable by Cymedix to any of its employees under any existing contract, Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) would be subject to disallowance under Code section 162(m).

     4.13    ABSENCE  OF  CHANGES  OR EVENTS.  Except as set forth in Schedule
                                                                      --------
4.13, (i) since the date of the Cymedix Balance Sheet, there has not occurred any event or events or arisen any change of affairs that, individually or in the aggregate, has had or could have a Material Adverse Effect, (ii) since the date of the Cymedix Balance Sheet, the business of Cymedix has been conducted in the ordinary course and in substantially the same manner as previously conducted, (iii) Cymedix has made all reasonable efforts consistent with past practices to adhere to the Cymedix Budget and preserve its relationships with customers, suppliers and others with whom it deals, and (iv) from the date of the Cymedix Balance Sheet, Cymedix has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of its covenants set forth herein.

     4.14    COMPLIANCE  WITH  APPLICABLE  LAWS.   (a)  Except as set forth on
Schedule  4.14,  Cymedix  is  in  compliance in all material respects with all
     ---------
applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to its business and operations, including those relating to occupational health and safety (for purposes of this Section 4.14, Applicable Laws). Except as set forth in Schedule 4.14, Cymedix has
                                                    -------------
not received any communication since its inception from a Governmental Authority that alleges its failure to comply in any material respect with any Applicable Laws.

     (b) Cymedix has provided the Company with all environmental reports relating to the facilities and operations of Cymedix identified in Schedule
                                                                      --------
4.14  (for  purposes  of this Section 4.14, Environmental Reports).  Cymedix
  --
has not received any oral or written communication from a Governmental Authority that alleges its failure to comply with any Environmental Laws in any manner that has not been finally resolved. Cymedix holds and is in compliance with all permits, licenses and governmental authorizations required to conduct its business under Environmental Laws. Except as set forth in
Schedule 4.14, Cymedix is in compliance with all Environmental Laws and is not
    ---------
subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law. Cymedix has no contingent liabilities in respect of its business in connection with any Hazardous Materials that, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 4.14, there are no aboveground or underground storage tanks on any
   -------------
property of Cymedix, and all former underground storage tanks have been closed or removed in accordance with all Environmental Laws.

     4.15   EMPLOYEE AND LABOR MATTERS.  Except as set forth in Schedule 4.15,
                                                                -------------
(a) there is, and since the inception of Cymedix there has been, no labor strike, dispute, work stoppage or lockout pending or, to its knowledge, threatened against or affecting Cymedix, (b) to its knowledge, no union organizational campaign is in progress with respect to the employees of Cymedix and no question exists concerning representation of its employees, (c) Cymedix is not engaged in any unfair labor practice, (d) there is no unfair labor practice charge or complaint pending or, to its knowledge, threatened against Cymedix before the National Labor Relations Board, (e) there are no pending or, to its knowledge, threatened union grievances against Cymedix that would have a Material Adverse Effect if determined against Cymedix, (f) there are no pending or, to its knowledge, threatened charges against Cymedix or any current or former employee of Cymedix before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices and (g) Cymedix has not received notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting Cymedix and, to its knowledge, no such investigation is in progress.

     4.16 LICENSES; PERMITS. Cymedix has obtained all material licenses, permits and authorizations from Governmental Authorities that are necessary or desirable for the conduct of its business. Except as set forth in Schedule
                                                                      --------
4.16,  (a)  all required licenses, permits and authorizations are validly held
  --
by Cymedix, (b) Cymedix has complied in all material respects with all terms and conditions thereof and (c) the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.17 DISCLOSURE. No representation or warranty of Cymedix contained in this Agreement, no statement contained in any document, certificate or Schedule and no data provided in connection with the due diligence investigation contemplated by Section 6(a) furnished or to be furnished by or on behalf of Cymedix to the Company or any of its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided therein. The financial projections and other information relating to Cymedix in the Cymedix Budget delivered to the Company were prepared on the basis of assumptions Cymedix reasonably believed in good faith at the time of preparation to be reasonable, and Cymedix has no knowledge of any fact or information that would lead it to believe that those assumptions are incorrect or misleading in any material respect.

     ARTICLE  V    REPRESENTATIONS  AND  WARRANTIES  OF
     THE  COMPANY

     The  Company  hereby  represents  and  warrants  to  Cymedix  as follows:

     5.1 ORGANIZATION AND STANDING. Each of the Company and its Subsidiaries is a corporation, limited partnership or general partnership duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, which jurisdiction is set forth in Schedule 5.1. Each of the Company and its
                                  -------------
Subsidiaries has full corporate or partnership power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation or limited or general partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes that qualification necessary, except jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. A list of the Company=s Subsidiaries, and of the jurisdictions in which the Company and the Subsidiaries are so qualified is set forth in Schedule 5.1.
                    -------------

     5.2        AUTHORITY.  (a)  The Company has all requisite corporate power and  authority  to  enter  into  this  Agreement,  to  perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) The Merger Shares have been duly authorized by all requisite corporate action of the Company and shall, upon issuance, be validly issued, fully paid and nonassessable. Upon delivery to the shareholders of Cymedix of certificates representing the Merger Shares in exchange for their Old Stock Certificates, they will acquire good and valid title to their Merger Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from their own acts or omissions. Other than this Agreement, the Merger Shares are not subject to any agreement, arrangement, commitment or understanding, including any restriction relating to the voting, dividend rights or disposition of the Merger Shares. No stock transfer taxes will be due in the State of Colorado as a result of the issuance of the Merger Shares.

     (c) The Company has reserved or shall reserve by the Effective Date and shall keep reserved for issuance and delivery, out of its authorized and unissued shares of Company Common Stock, all Reserved Merger Shares issuable from time to time upon exercise of Cymedix Stock Options assumed in the Merger, free and clear of any and all liens. Upon delivery to option holders of certificates representing the Reserved Merger Shares, they will acquire good and valid title to their Reserved Merger Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from their own acts. The Reserved Merger Shares are not subject to any agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Reserved Merger Shares, other than this Agreement, the Cymedix Option Plans and the outstanding option agreements thereunder. No stock transfer taxes will be due in the State of Colorado as a result of the issuance of the Reserved Merger Shares.

     (d) The Company Board has taken or shall take by the Effective Date all action necessary to approve the issuance of the Merger Shares pursuant to the Merger. No anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

     5.3     NO CONFLICTS; CONSENTS.  Except as set forth in Schedule 5.3, the
                                                             ------------
execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, repurchase, redemption or acceleration of any obligation or to loss of a material benefit to the Company under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any person other than the Company under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company under any provision of (a) the Certificate of Incorporation or Bylaws of the Company,
(b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company is a party or by which any of its properties or assets is bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. Except for the filing of the
Certificates of Merger in the offices of the Secretaries of State of the States of Colorado and California, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Company in connection with (i) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) the operations of the Company following the Effective Date as conducted on the date hereof, other than filings under Section 13 of the Exchange Act.

     5.4 BOOKS AND RECORDS. The Company has heretofore delivered to Cymedix true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date, and minute books covering all periods since January 1, 1995.

     5.5 CAPITAL STOCK. The authorized capital stock of the Company consists of (a) 25,000,000 shares of Company Common Stock, of which 12,256,272 shares are issued and outstanding on the date hereof, (b) 488 shares of Company Preferred Stock designated as 1996 Convertible Preferred Stock, of which 27.5 shares are issued and outstanding on the date hereof, and (c) 300 shares of Company Preferred Stock designated as 1997 Convertible Preferred
Stock, of which 108.9 shares are issued and outstanding on the date hereof. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Neither any of the Company Common Stock nor Company Preferred Stock has been issued in violation of or is subject to any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. Except as set forth in Schedule 5.5, there are no
                                                    ------------
outstanding warrants, options, rights, Aphantom@ stock rights, agreements, convertible or exchangeable securities or other instruments or commitments (i) pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of its capital stock or other securities or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock or other interests of the Company. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote. The Company acknowledges its obligation under Section 6.2(b) to update Schedule 5.5 from
                                                             ------------
time to time as required to account for any exercise or conversion of its outstanding securities that are convertible or exercisable for shares of Company Common Stock prior to the Effective Date.

     5.6 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (a) The Company and any Predecessor Entity has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (the SEC
Documents).   As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable thereto, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Predecessor Entity included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted for use on Form 10-QSB) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries and of each Predecessor Entity and its Subsidiaries, as the case may be, as of the dates thereof and the consolidated results of operations of the Company and the Subsidiaries and of each Predecessor Entity and its subsidiaries, as the case may be, for the periods then ended (subject, in the case of any unaudited statements, to normal year-end adjustments).

     (b) The Company and its Subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) as disclosed, reflected or fully reserved against in the Company Balance Sheet and the notes thereto,
(ii)  for  items  set  forth  in  Schedule  5.6,  (iii)  for  liabilities  and
                                  -------------
obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and (iv) for Taxes.

     (c)          Except as set forth in Schedule 5.6, (i) the Company and any
                                         ------------
affiliated group, within the meaning of Code section 1504, of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, (ii) all Taxes required to be paid by the Company have been timely paid in full and all Taxes for current periods are adequately provided for, and (iii) no tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes. Except as set forth in Schedule 5.6, the federal income tax returns filed by the Company have
    -------------
never  been  examined  by  the  Internal  Revenue  Service.
   -

     (d)         Except as set forth in Schedule 5.6, there are no outstanding
                                        ------------
agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to the Company, and neither the Company nor any affiliated group, within the meaning of Code section 1504, of which the Company is or has been a member has requested any extension of time within which to file any material Tax return that remains unfiled as of the date hereof.

     (e) The Company is not a United States real property holding corporation within the meaning of Code section 897.

     5.7 ASSETS. (a) The Company has good and valid title to all assets reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) as set forth in Schedule 5.7,
                                                                 ------------
(ii) mechanics, materialmens, carriers, workmens, repairmens or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may be paid without penalty,
(iii) mortgages, liens, security interests and encumbrances that secure debt reflected as a liability on the Company Balance Sheet and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company as presently conducted (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (ii), (iii) and (iv) above are hereinafter referred to in this
Article  V  as  Permitted  Liens).

     (b) All the material tangible personal property of the Company has been maintained in all material respects in accordance with good commercial practices. Each item of material tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company is in all material respects in the condition required by the terms of the applicable lease during the term of the lease and upon the expiration thereof.

     5.8          INTELLECTUAL  PROPERTY.   Schedule 5.8 sets forth a true and
                                            ------------
complete list of (a) all patents and patent applications, including the status, registration or application numbers thereof, (b) all trademarks (registered or unregistered), including a list of all jurisdictions in which they are registered or applied for and all registration and application numbers thereof, (c) all service marks and copyrights and applications therefor and (d) all other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, Company Intellectual Property), owned, used, filed by or licensed to the Company. Except as set forth in Schedule 5.8, the Company
                                                     ------------
owns and has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Company Intellectual Property, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any of those rights. The Company has not granted any options, licenses or agreements of any kind relating to the Company Intellectual
Property  or  the  marketing  or distribution thereof, except for nonexclusive licenses to end users in the ordinary course of business or as otherwise indicated in Schedule 5.8. Except as set forth in Schedule 5.8, the Company
               ------------                          ------------
is not bound by or a party to any options, licenses or agreements of any kind relating to the Company Intellectual Property. Subject to the rights of third parties set forth in Schedule 5.8, all Company Intellectual Property is free
                       ------------
and clear of any third party claims and all liens, security interests and encumbrances whatsoever, other than Permitted Liens. The conduct of the business of the Company as presently conducted does not violate, conflict with or infringe the intellectual property rights of any other Person. Except as set forth in Schedule 5.8, (i) no claims are pending or, to the knowledge of
               ------------
the Company, threatened, against the Company by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Company Intellectual Property and (ii) during the last five years, the Company has not received any communications alleging that it has violated any rights relating thereto.

     5.9     CONTRACTS.  (a)  Except as set forth in Schedule 5.9, the Company
                                                     ------------
is  not  a  party  to  or  bound  by  any  of  the  following:

     (i) employment or consulting agreement that has an aggregate future liability in excess of $100,000 and is not terminable by the Company upon notice of not more than 60 days for a cost of less than $100,000;

     (ii) employee collective bargaining agreement or other contract with any labor union;

     (iii) covenant of the Company not to compete or otherwise restricting the operations of the Company;

     (iv) agreement, contract or other arrangement with any current or former officer, director or employee of the Company or any Affiliate of the Company other than employment agreements covered by clause (i) above;

     (v) lease or similar agreement with any person under which (A) the Company is lessee of or holds or uses any machinery, equipment, vehicle or other tangible personal property owned by any other Person or (B) the Company is a lessor or sublessor of, or makes available for use by any other Person, any tangible personal property owned or leased by the Company, which in any case or in the aggregate have a total future liability or receivable, as the case may be, in excess of $100,000 and are not terminable by the Company upon notice of not more than 60 days for a cost of less than $100,000;

     (vi) (A) continuing contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, which in any case or in the aggregate have a total future liability in excess of $100,000 and are not terminable by the Company upon notice of not more than 60 days for a cost of less than $100,000;

     (vii) material license, option or other agreement relating in whole or in part to (A) the Company Intellectual Property, including any license or other agreement under which the Company is licensee or licensor thereof, or
(B) trade secrets, confidential information or other proprietary rights and processes of the Company;

     (viii) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to any other Person that in any individual case is in excess of $50,000;

     (ix) agreement, contract or other instrument under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other Person that in any individual case is in excess of $50,000;

     (x) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any other Person that in any individual case is in excess of $50,000;

     (xi) agreement, contract or other instrument providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company; or

     (xii) other agreement, contract or other instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject that has an aggregate future liability to any other Person in excess of $100,000 and is not terminable by the Company upon notice of not more than 60 days for a cost of less than $100,000.

     (b)     Except as set forth in Schedule 5.9, all agreements, contracts or
                                    ------------
other instruments of the Company listed or required to be listed in the Schedules hereto (collectively, the Company Contracts) are valid, binding and in full force and effect and are enforceable by the Company in accordance with its terms. Except as set forth in Schedule 5.9, the Company has
                                                 ------------
performed all material obligations required to be performed by it to date under the Company Contracts and it is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Company Contracts notified the Company of that party=s belief that the Company or is likely to become in breach or default in any material respect thereunder or of that party=s intention to accelerate or modify in a manner adverse to the Company any of its obligations or rights thereunder and, to the knowledge of the Company, no other party to any of the Company Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both).

     5.10    LITIGATION.    Schedule  5.10  sets  forth  a list of all pending
                            --------------
lawsuits or claims against or affecting the Company or any of its properties, assets, operations or business and which (a) relate to or involve more than $50,000, (b) seek any material injunctive relief or (c) relate to the transactions contemplated by this Agreement. Except as set forth in Schedule
                                                                      --------
5.10,  none  of  the lawsuits or claims listed therein as to which there is at
----
least  a  reasonable  possibility  of  adverse determination could have, if so
--
determined,  individually  or  in  the  aggregate,  a Material Adverse Effect.
--
Except  as  set  forth  in  Schedule  5.10,  (i) the Company is not a party or
--
subject  to  or  in default under any judgment, order, injunction or decree of
--
any  Governmental Authority or arbitration tribunal applicable to it or any of
--
its properties, assets, operations or business, (ii) there is no lawsuit or claim by the Company pending, or which the Company intends to initiate, against any other Person, and (iii) to the knowledge of the Company, there is no pending or threatened investigation of or affecting the Company by any Governmental Authority.

     5.11 INSURANCE. The Company maintains policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in its judgment, reasonable for the business and assets of the Company. The insurance policies maintained with respect to the Company and its assets and properties are listed in Schedule
                                                                      --------
5.11.    Except  as  set  forth  in  Schedule 5.11, all of the policies listed
  --                                 -------------
therein  are  in  full  force and effect, all premiums due and payable thereon
  --
have  been  paid  (other than retroactive or retrospective premium adjustments
  -
that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Date under comprehensive general liability and workmen=s compensation insurance policies), and no notice of cancellation or termination has been received with respect thereto. To the knowledge of the Company, its activities and operations have been conducted in a manner conforming in all material respects to all applicable provisions of its insurance policies.

     5.12    BENEFIT  PLANS.    (a)  Schedule 5.12 sets forth a list and brief
                                     -------------
description of all Benefit Plans maintained or contributed to by the Company for the benefit of any of its officers or other employees. The Company has heretofore delivered to Cymedix true, complete and correct copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if required),
(iii) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (iv) each trust agreement, group annuity contract and other financing and funding arrangement relating to any Benefit Plan.

     (b) Each Benefit Plan maintained or contributed to by the Company has been administered in all material respects in accordance with its terms. The Company and all of its Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no lawsuits, actions, termination proceedings or other proceedings pending or, to the knowledge of the Company, threatened against or involving any of its Benefit Plans and, to the knowledge of the Company, there are no investigations by any Governmental Authority or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any of its Benefit Plans or asserting any rights to benefits under any Benefit Plan that individually or in the aggregate would have a Material Adverse Effect. To the knowledge of the Company, there are no unasserted claims pending or threatened that if asserted would have at least a reasonable possibility of an adverse determination.

     (c) With respect to all Benefit Plans maintained or contributed to by the Company, (i) all contributions to and payments from the Benefit Plans required thereby or by ERISA section 302 or Code section 512 have been timely made, (ii) there has been no application for or waiver of the minimum funding standards imposed by Code section 512 and (iii) no Pension Plan has an Aaccumulated funding deficiency@ within the meaning of Code section 412(a) as of the most recent plan year.

     (d) No Aprohibited transaction,@ as defined in Code section 4975 or ERISA section 406, has occurred that involves the assets of any Benefit Plan and that could subject the Company or any of its employees or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trusts created under any of its Benefit Plans to the tax or penalty on prohibited transactions imposed by ERISA section 4975 or the sanctions imposed under Title I of ERISA. No Pension Plan maintained by the Company has been terminated, nor has there been any Areportable event,@ as defined in ERISA section 4043 and the regulations thereunder, with respect thereto. Neither the Company nor any trustee, administrator or other fiduciary of any of its Benefit Plans nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company to any liability for breach of fiduciary duty under ERISA or any other applicable law.

     (e) At no time during the last five years has the Company (i) been required to contribute to any multiemployer plan, as defined in ERISA section 4001(a)(3), for the benefit of any of its officers or other employees of the Company, (ii) incurred any withdrawal liability, within the meaning of ERISA section 4201, with respect to any that multiemployer plan, which liability has not been fully paid as of the date hereof, or (iii) announced an intention to withdraw, but not yet completed such withdrawal, from that multiemployer plan. If the Company were to make a complete withdrawal from any multiemployer plan, within the meaning of ERISA section 4203, the withdrawal liability would not exceed $50,000 in the aggregate.

     (f) With respect to any Benefit Plan of the Company that is an employee welfare benefit plan, except as disclosed in Schedule 5.12, (i) it is
                                                      -------------
not  unfunded  or  funded  through a welfare benefits fund, as defined in Code section  419(e),  (ii) it organized as a group health plan, as defined in Code section 5000(b)(1), it complies in all material respects with the applicable requirements of Code section 4980B(f) and (iii) it may be amended or terminated without material liability to the Company.

     (g) The Company has no current or projected liability or contingent obligation in respect of medical or other benefits for its retired or former employees.

     (h)    Except  as  set  forth in Schedule 5.12, (i) no employee or former
                                      -------------
employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby, alone or in conjunction with any other events or occurrences, and (ii) no amount payable to any employee under any Benefit Plan or other arrangement of the Company will fail to be deductible by reason of Code section 280G.

     (i) The Company has not (i) engaged in a transaction described in ERISA section 4069 that could subject it to liability at any time after the date hereof or (ii) engaged in any act or omission that could result in fines, penalties, taxes or related charges under ERISA.

     (j) No compensation payable by the Company to any of its employees under any existing contract, Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) would be subject to disallowance under Code section 162(m).

     5.13    ABSENCE  OF  CHANGES  OR EVENTS.  Except as set forth in Schedule
                                                                      --------
5.13, (i) since the date of the Company Balance Sheet, there has not occurred any event or events or arisen any change of affairs that, individually or in the aggregate, has had or could have a Material Adverse Effect, (ii) since the date of the Company Balance Sheet, the business of the Company has been conducted in the ordinary course and in substantially the same manner as previously conducted, (iii) the Company has made all reasonable efforts consistent with past practices to preserve its relationships with customers, suppliers and others with whom it deals, and (iv) from the date of the Company Balance Sheet, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of its covenants set forth herein.

     5.14    COMPLIANCE  WITH  APPLICABLE  LAWS.   (a)  Except as set forth on
Schedule  5.14, (i) the Company is in compliance in all material respects with
     ---------
all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to its business and operations, including those relating to occupational health and safety (for purposes of this Section 5.14, AApplicable Laws@), and (ii) the Company has not received any communication since its inception from a Governmental Authority that alleges its failure to comply in any material respect with any Applicable Laws.

     (b) The Company has provided Cymedix with all environmental reports relating to the facilities and operations of the Company identified in
Schedule  5.14  (for  purposes of this Section 5.14, Environmental Reports).
       -------
The  Company  has  not  received  any  oral  or  written  communication from a
Governmental Authority that alleges its failure to comply with any Environmental Laws in any manner that has not been finally resolved. The Company holds and is in compliance with all permits, licenses and governmental authorizations required to conduct its business under Environmental Laws. Except as set forth in Schedule 5.14, the Company is in compliance with all
                          -------------
Environmental Laws and is not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law. The Company has no contingent liabilities in respect of its business in connection with any Hazardous Materials that, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 5.14, there are no
                                                   -------------
aboveground or underground storage tanks on any property of the Company, and all former underground storage tanks have been closed or removed in accordance with all Environmental Laws.

     5.15   EMPLOYEE AND LABOR MATTERS.  Except as set forth in Schedule 5.15,
                                                                -------------
(a) there is, and during the last five years there has been, no labor strike, dispute, work stoppage or lockout pending or, to its knowledge, threatened against or affecting the Company, (b) to its knowledge, no union organizational campaign is in progress with respect to the employees of the Company and no question exists concerning representation of its employees, (c) the Company is not engaged in any unfair labor practice, (d) there is no unfair labor practice charge or complaint pending or, to its knowledge, threatened against the Company before the National Labor Relations Board, (e) there are no pending or, to its knowledge, threatened union grievances against the Company that would have a Material Adverse Effect if determined against the Company, (f) there are no pending or, to its knowledge, threatened charges against the Company or any current or former employee of the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices and (g) the Company has not received notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company and, to its knowledge, no such investigation is in progress.

     5.16 LICENSES; PERMITS. The Company has obtained all material licenses, permits and authorizations from Governmental Authorities that are necessary or desirable for the conduct of its business. Except as set forth in Schedule
                                                                      --------
5.16,  (a)  all required licenses, permits and authorizations are validly held
  --
by the Company, (b) the Company has complied in all material respects with all terms and conditions thereof and (c) the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     5.17 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, no statement contained in any document, certificate or Schedule and no data in connection with the due diligence investigation contemplated by Section 6.2(a) furnished or to be furnished by or on behalf of the Company to Cymedix or any of its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided therein.

     ARTICLE  VI    COVENANTS

     6.1 BRIDGE LOANS. (a) The Company has received Bridge Loans aggregating $227,500 as of the date of this Agreement. During the balance of the Bridge Period, the Company will continue to make semi-monthly Bridge Loans to Cymedix in the following amounts on the dates (the Bridge Loan Funding Schedule) set forth below:


     DATE  OF  BRIDGE  LOAN          AMOUNT  OF  BRIDGE  LOAN
     ----------------------          ------------------------
     November  28,  1997                   $35,000
     December  15,  1997                    35,000


     (b) The Bridge Loan Funding Schedule is subject to the following modifications:

     (i) Prior to the Company=s receipt of net sale proceeds exceeding $200,000 from a recent asset sale, it will have the right, to the extent its working capital is inadequate to timely adhere to the Bridge Loan Funding Schedule, to (A) fund each semi-monthly Bridge Loan in installments and (B) delay funding any full semi-monthly Bridge Loan for up to six business days after the date specified in the Bridge Loan Funding Schedule

     (ii) After the Company=s receipt of net sale proceeds exceeding $200,000 from a recent asset sale, Cymedix will have the right, to the extent its working capital is inadequate to meet its current obligations, to request the Company to make additional loan=s to enable Cymedix to satisfy those obligations. The Company will have sole discretion over the funding, timing and amount of any additional loans. If made by the Company, the additional loans will be advanced on the same terms as the Bridge Loans.

     (iii) The Bridge Loan Commitment will end (A) on the Effective Date if the Merger is completed before the end of the Bridge Period or (B) upon any declaration of a Company Termination Event under Section 8.2.

     (c) Each Bridge Loan and any additional loan under Section 6.1(b)(ii) will be evidenced by a Bridge Note to be executed and delivered by Cymedix upon receipt thereof. Cymedix acknowledges that it has heretofore granted the Company, as collateral security for the Bridge Loans, a security interest in all of its assets, subject to the existing security interest granted by Cymedix to Global Med Technologies, Inc. as collateral security for the Global Note.

     (d) Cymedix will continue to apply proceeds from the Bridge Loans substantially as set forth in the Cymedix Budget.

     6.2 ACCESS; SUPPLEMENTAL DISCLOSURE. (a) During the balance of the Diligence Period, each party shall continue to give the other party and its representatives, employees, consultants, counsel and accountants (for purposes of this Section 6.2, Representatives), upon request, access to its personnel, properties, offices, books and records and promptly provide the other party and its Representatives all available financial and operating data and other information and assistance with respect to its business and properties as it may request from time to time. Without limiting the foregoing, Cymedix shall cooperate with the Company=s auditors in their review of the business and operations of Cymedix and permit them to discuss the procedures and review the work papers used by Cymedix and its accountants in the preparation of its financial statements since its inception.

     (b) Until the earlier of the Effective Date or the end of the Bridge Period, each party shall have the continuing obligation to supplement or amend its Schedules with respect to any matter hereafter arising or discovered that, if existing or known on the date of this Agreement, would have been required to be set forth or described in its Schedules.

     (c) Each party shall promptly notify the other party of, and furnish any information the other party may reasonably request with respect to, the occurrence of any event or condition or the existence to its knowledge of any fact that would cause any of the conditions to the other party=s obligation to consummate the Merger under Article VII to be unfulfilled.

     6.3      CONDUCT OF BUSINESS PENDING THE MERGER.  (a)  During the balance
of  the  Bridge  Period,   Company will conduct its operations in the ordinary
course  of  business  in  a  manner  consistent  with  past  practices.

     (b) During the balance of the Bridge Period, Cymedix will not (i) amend its Certificate of Incorporation or Bylaws, (ii) declare or pay any dividend or make any other distribution to its shareholders upon any shares of its capital stock, (iii) redeem or otherwise acquire any shares of its capital stock or issue or amend any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, (iv) adopt or amend in any respect any Benefit Plan or collective bargaining agreement, except as required by law after providing written notice to the Company, (v) grant to any executive officer or employee any increase in compensation or benefits, except as may be required under existing agreements or approved by the Company, (vi) except for the Bridge Loans, incur or assume any liabilities, obligations or indebtedness, in each case for borrowed money, or guarantee any liabilities, obligations or indebtedness, (vii) permit, allow or suffer any of its assets to become subject to any mortgage, lien, security interest, encumbrance or other similar restriction of any nature, (viii) waive any claims or rights of value, (ix) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of its Affiliates, (x) make any change in any method of accounting or accounting practice or policy, (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets for an aggregate purchase price in excess of $5,000, (xii) make or incur any capital expenditure that individually or in the aggregate are in excess of $5,000,
(xiii) sell, lease, license or otherwise dispose of any of its assets except as provided in Section 6.3(c), (xiv) enter into any lease of real property, except any renewals of existing leases on market terms in the ordinary course of business, (xv) enter into or amend or supplement any material Contract or
(xvi) or agree, whether in writing or otherwise, to do any of the foregoing. On the Effective Date, Cymedix will not have any liabilities in excess of $120,000 other than the Bridge Loans, the Global Note and liabilities for attorneys' fees incurred by Cymedix in connection with the Merger (the
Liability Cap), provided that the Liability Cap shall be increased by the principal amount of any Bridge Loans or portions thereof that have not been funded by the Effective Date in accordance with the Bridge Loan Funding Schedule.

     (c) During the balance of the Bridge Period, Cymedix will use its best efforts to enter into license agreements for installation and sponsorship of its LYNX-MC software product with managed care organizations and medical centers.

     6.4 OTHER TRANSACTIONS. During the Diligence Period, except as otherwise provided herein, Cymedix and if its officers, directors, shareholders or representatives shall neither initiate or solicit any proposal or offer from any Person regarding any Competing Transaction nor encourage or facilitate a Competing Transaction by providing nonpublic information or conducting any discussions or negotiations or entering into any agreement or understanding for a Competing Transaction. These restriction shall terminate if (i) any Bridge Loan payable after the date of this Agreement is not made in accordance with Section 6.1, (ii) not apply to any negotiations or Competing Transaction with Shared Medical Systems Corporation if Cymedix shall have received a Competing Offer from that Person prior to September 23, 1997 and
(iii) not prevent Cymedix from entering into negotiations or completing a Competing Transaction if and to the extent that (A) the Cymedix Board determines in good faith that pursuing the Competing Proposal is necessary for compliance with its fiduciary duties to shareholders under applicable law, (B) prior to entering into negotiations Cymedix shall have provided written notice to the Company that includes the terms of the Competing Proposal, the identity of the Person making the Competing Proposal and the fact that clause (A) above has been satisfied and (C) the instrument memorializing the Competing Proposal provides for the Company to receive a break-up fee in the amount of $75,000 from Cymedix or its successor within five days after completion of the Competing Transaction contemplated thereby.

     6.5 CONSENT OF CYMEDIX SHAREHOLDERS. As soon as practicable after the execution of this Agreement, Cymedix will use its best efforts to solicit from its shareholders written consents in lieu of a meeting to approve this Agreement in accordance with the applicable provisions of the California Act. The solicitation materials prepared by Cymedix for that purpose shall contain
(a)  a  copy  of  the unaudited financial statements of Cymedix referred to in
Section 4.6(a), (b) a summary of the material provisions of this Agreement, including paragraphs (b) and (c) of Section 6.10, (c) a copy of this Agreement, and (d) of copy of (i) the Company=s Annual Report on Form 10-KSB for the year ended December 31, 1996, (ii) the Company=s Proxy Statement for its 1996 annual meeting of shareholders and (iii) its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 or, if available at the time the solicitation materials are mailed, its Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997. If the Company=s Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997 is unavailable at the time solicitation materials are mailed by Cymedix, it shall be mailed separately to shareholders of Cymedix when available before the Closing.

     6.6 CERTIFICATES OF MERGER. Upon satisfaction or waiver, where permitted, of the conditions set forth in Article VII, Cymedix and the Company shall execute and file the Merger Certificates in accordance with Section 1.2.

     6.7 ASSUMPTION OF STOCK OPTIONS AND DEBT. (a) On the Effective Date, the Company shall assume all outstanding Cymedix Stock Options, which will thereafter become exercisable for the number of Reserved Merger Shares that the option holders would have received in the Merger at the Common Exchange Rate in exchange for the shares of Cymedix Common Stock issuable upon exercise thereof prior to the Effective Date, on the same terms and conditions in effect immediately prior to the Merger. As soon as practicable after the Effective Date, the Company shall execute and deliver option agreements reflecting the foregoing to holders of outstanding Cymedix Stock Options.

     (b) On the Effective Date, the indebtedness evidenced by the Global Note shall be assumed by the Merger Sub and guaranteed by the Company, and the Global Note will become convertible, following any payment default, into Company Common Stock based on the Common Exchange Rate.

     (c) On the Effective Date, all outstanding accounts payable of Cymedix shall be assumed by the Merger Sub and guaranteed by the Company, and the assumed obligations shall be timely paid by the Merger Sub or the Company, provided that the account payable to Stahl & Zelmanovitz, counsel to Cymedix, shall be paid $10,000 at the Closing and the balance in monthly installments of not less than $5,000 commencing in the first month after the Closing.

     6.8 BOARD REPRESENTATION. (a) Contemporaneously with the execution of this Agreement, Cymedix shall take all action necessary to increase the size of the Cymedix Board to consist of five directors and to fill the resulting vacancy with a designee of the Company. On the Effective Date, the Cymedix Board will be disbanded in accordance with the California Act, and the former members thereof shall have no right to membership on the Merger Sub Board or the Company Board except as provided in Section 6.8(b).

     (b) On the Effective Date, the Company shall take all action necessary to increase the size of the Company Board to consist of four directors and to fill the resulting vacancy with a designee of Cymedix. If the Merger is consummated, the Company shall include one designee of Keith Berman for election to the Company Board at each meeting of the Company=s shareholders where directors of the Company are elected during the three years following the Effective Date.

     6.9 EMPLOYMENT AGREEMENTS AND RELATED MATTERS. (a) On the Effective Date, the Merger Sub shall enter into mutually acceptable employment agreements on customary industry terms (the AEmployment Agreements@) with Keith Berman and Barbara Asbell and shall offer employment to other current employees of Cymedix designated by Mr. Berman upon notice to the Company not less than five days prior to the Closing (collectively, Cymedix Management). The obligations of the Merger Sub under the Employment Agreements shall be guaranteed by the Company. The Employment Agreement with Mr. Berman will provide for his appointment as President of the Merger Sub.

     (b) At the Closing, the members of Cymedix Management or their designees (the Optionees) will be entitled to receive options to purchase an aggregate of 1.2 million shares of Company Common Stock at the closing price of the Company Common Stock on the business day immediately preceding the Effective Date, vesting in one-third cumulative annual installments commencing on the first anniversary of the Effective Date (the Management Options). The number of Management Options issuable to each Optionee will be determined by Mr. Berman upon notice to the Company not less than five days prior to the Closing.

     6.10 REGISTRATION OF MERGER SHARES. (a) If the Merger is consummated, the Company shall (i) file a registration statement on Form S-3 under the Securities Act (the Registration Statement) on or before April 20, 1998, covering the resale of the Merger Shares (including the Reserved Merger Shares) by the beneficial owners thereof (collectively, the Holders) in accordance with Rule 415 under the Securities Act, (ii) use its best efforts to cause the Registration Statement to be declared effective as soon as practicable thereafter, (iii) keep the Registration Statement current in accordance with the applicable provisions of the Securities Act until the first anniversary of the Effective Date, (iv) file documents required for state securities or Ablue sky@ clearance in jurisdictions specified in writing by the Holders and use its best efforts to cause the Merger Shares so registered to be and remain qualified thereunder where qualifications are required to permit the public sale thereof and (vii) bear all expenses in connection with the procedures described in this Section 6.10, other than selling commissions and fees and expenses of counsel or other advisers, if any, to the Holders.

     (b) By acceptance of the Merger Shares, each Holder will be deemed to represent and warrant to the Company that the Holder (i) either (A) is an Aaccredited investor,@ as defined in Rule 501 under the Securities Act, or (B) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the Merger, (ii) has received, reviewed and considered all information deemed relevant in making an informed decision about the Merger, (iii) is acquiring Merger Shares for investment and with no present intention of distributing or reselling them except as provided in the Registration Statement and (iv) is aware that the Merger Shares (A) have not been registered with the SEC or any state securities commission, (B) will be deemed to be Arestricted securities@ for purposes of the Securities Act and (C) may not be sold or otherwise transferred in the absence of an exemption from the registration requirements of the Securities Act and applicable state securities laws or as otherwise contemplated by the Registration Statement.

     (c) By acceptance of Merger Shares, each Holder will be deemed to agree to (i) refrain from publicly selling or offering for sale any Merger Shares until the Registration Statement is effective, (ii) refrain from effecting any disposition of Merger Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement and (iii) limit sales in each month during the period from the effectiveness of the Registration Statement until the first anniversary of the Effective Date to 5% of the Merger Shares received by that Holder in the Merger. The Company will be entitled to place stop orders with the transfer agent for the Company Common Stock to implement this restriction.

     (d) At the time the Registration Statement is declared effective, the Company shall furnish to the Holders copies of the prospectus included in the Registration Statement in conformity with the requirements of the Securities Act, together with any other documents the Holders may reasonably request to facilitate the public sale or other disposition of the Merger Shares.

     (e) The Company agrees to indemnify and hold harmless each Holder (and each person who controls a Holder within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which the Holder may become subject (under the Securities Act or otherwise) insofar as those losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement of a material fact contained or incorporated by reference in the Registration Statement or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse the Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that the loss, claim, damage or liability arises out of or is based upon an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in preparation of the Registration Statement The term Auntrue statement@ shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.11 CONFIDENTIALITY. The parties (a) acknowledge that the transactions contemplated by this proposal will require them to share Confidential Information and (b) agree that, during the Bridge Period and, if the Merger is not consummated, at all times thereafter, each party will (i) hold the other party's Confidential Information in strict confidence, (ii) not copy the other party's Confidential Information or disclose any portion thereof to any third party without the prior written consent of the other party, (iii) not make any use of the other party=s Confidential Information except for the sole purpose of performing its due diligence review hereunder and (iv) immediately return to the other party or destroy, as the other party may direct, all tangible records embodying the other party=s Confidential Information in its possession, custody or control upon any termination of this Agreement.

     6.12 PUBLICITY. Cymedix and the Company agree that, from the date hereof through the Effective Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except any release or announcement that may be required by law or the rules or regulations of any national securities exchange or association, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment thereon in advance of its issuance; provided, however, that each party may make internal announcements to its employees that are consistent with the parties= prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other party.

     6.13 FURTHER COOPERATION. At the request of any party hereto either before or after the Effective
Date, each party shall take all actions and deliver all documents reasonably necessary or appropriate to carry out the terms and provisions of this Agreement. Each of the parties will use all reasonable efforts to obtain any necessary waivers, consents and approvals, effect all necessary filings and take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

     ARTICLE  VII    CONDITIONS  PRECEDENT

     7.1 CONDITIONS TO THE COMPANY=S OBLIGATIONS. The obligation of the Company to effect the transactions contemplated hereby are subject to the satisfaction or, subject to the provisions of Section 7.3, the waiver of the following conditions:

     (a) This Agreement shall have been approved and adopted by the holders of a majority of the Cymedix Common Stock, Cymedix Series A Preferred Stock and Cymedix Series B Preferred Stock, voting as separate classes, and none of the shareholders of Cymedix shall have sought to perfect their dissenters= rights under the California Act.

(b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the Merger shall be in effect.

     (c) There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding challenging or seeking to restrain or prohibit the Merger or seeking to obtain any material damages from the Company or any of its Affiliates in connection with the Merger or seeking to prohibit the Company from effectively controlling in any material respect the business or operations of Cymedix.

     (d) The Company shall have received an opinion dated as of the Effective Date from Stahl & Zelmanovitz, counsel to Cymedix, substantially in the form of Exhibit A.
               ----------

     (e)          Keith Berman shall have executed and delivered an Employment
Agreement.

     (f) Cymedix shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Cymedix.

     (g) The representations and warranties of Cymedix made in this Agreement shall be true and correct in all material respects as of the Effective Date as though made as of that time, except to the extent they expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of that earlier date.

     (h) Cymedix shall have delivered to the Company a certificate dated as of the Effective Date and signed by an authorized officer of Cymedix (i) confirming that the conditions set forth in paragraphs (e) and (f) of this
Section 7.1 have been satisfied, (ii) providing a true and correct listing, as of the Effective Date, of the holders of Cymedix Common Stock, Cymedix Preferred Stock and Cymedix Stock Options, setting forth for each holder (A) the name and residence address of the holder, (B) the number and class of shares or options held by the holder and (C) the number of Merger Shares issuable to the holder in the Merger or the number of Reserved Merger Shares issuable to the holder upon exercise of Cymedix Stock Options assumed in the Merger, and (iii) confirming whether Cymedix had reasonable grounds to believe that each holder listed under clause (ii) of this Section 7.1(h) was an Aaccredited investor@ as defined in the Securities Act at the time shares or options were issued to the holder.

     (i) The Company shall not have concluded in its reasonable discretion based on its due diligence investigation that (i) the unaudited financial statements of Cymedix for the year ended December 31, 1996 do not fairly present the financial position of Cymedix as of the date thereof and the results of its operations for the period then ended, (ii) Cymedix has material liabilities or obligations other than (A) as disclosed, reflected or fully reserved against in the Cymedix Balance Sheet and the notes incorporated therein, (B) items set forth in the Schedules delivered by Cymedix pursuant to
Article IV, (C) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Cymedix Balance Sheet and (4) Taxes, (iii) Cymedix shall have failed to adhere to the Cymedix Budget and the failure materially reduces the benefits of the Merger to the Company or (iv) an event has occurred, including the commencement of litigation against Cymedix by or on behalf of one or more of its shareholders, that can reasonably be expected to have a Material Adverse Effect.

     7.2 CONDITIONS TO THE OBLIGATIONS OF CYMEDIX. The obligation of Cymedix to effect the transactions contemplated hereby are subject to the satisfaction or, subject to the provisions of Section 7.3, the waiver of the following conditions:

     (a) The Company shall have taken all actions required to ensure that the Merger Shares shall have been approved for inclusion on the Nasdaq Small Cap Market.

     (b)       The Company shall have made all Bridge Loans in accordance with
Section  6.1.

     (c) Cymedix shall have received an opinion dated as of the Effective Date from Lyle B. Stewart, P.C., counsel to the Company, substantially in the form of Exhibit B.
          ----------

     (d) The Merger Sub shall have entered into Employment Agreements with Keith Berman and Barbara Asbell, and the Company shall have issued the Management Options to the Optionees and guaranteed the Merger Sub=s obligations under the Employment Agreements.

     (e) The Merger Sub and the Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Merger Sub and the Company. The Company shall have delivered to Cymedix a certificate dated as of the Effective Date and signed by an authorized officer of the Company confirming the foregoing.

     (f) The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the Effective Date as though made as of that time, except to the extent they expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of that earlier date.

     (g) The Company shall have delivered to Cymedix a certificate dated as of the Effective Date and signed by an authorized officer of the Company confirming that the conditions set forth in paragraphs (e) and (f) of this
Section  7.2  have  been  satisfied.

     (h) Cymedix shall not have concluded in its reasonable discretion based on its due diligence investigation that (i) any documents filed by the Company under the Exchange Act within the last two years contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Company=s unaudited financial statements for the six months ended June 30, 1997 do not fairly present the consolidated financial position of the Company as of the date thereof and the results of its operations for the period then ended (subject to normal adjustments) or (iii) the Company has material liabilities or obligations other than (A) as disclosed, reflected or fully reserved against in the Company Balance Sheet and the notes incorporated therein, (B) items set forth in the Schedules delivered by the Company pursuant to Article V, (C) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and (4) Taxes or (iv) an event has occurred, including the commencement of litigation against the Company by or on behalf of one or more of its shareholders, that can reasonably be expected to have a Material Adverse Effect.

     7.3 FRUSTRATION OF CLOSING CONDITIONS. Neither the Company nor Cymedix may rely on the failure of any condition set forth in Section 7.1 or 7.2, respectively, to be satisfied if the failure was caused by that party=s failure to act in good faith or to use all reasonable efforts to cause the Merger to occur.

     7.4 WAIVER OF CERTAIN CONDITIONS. The conditions described in Sections 7.1(a), 7.1(c), 7.2(a) and 7.2(i) cannot be waived.

     ARTICLE  VIII    MODIFICATION  OR  TERMINATION

     8.1 MODIFICATION. If any event shall occur or any matter be brought to the attention of the Company that, in its sole judgment, materially and adversely affects its ability to consummate the Merger, this Agreement may be modified or amended with the consent of Cymedix to take the event or matter into account. In that event, the shareholders of Cymedix shall be notified and given an opportunity, during a period of not less than 20 days, to revoke their consents to the approval and adoption of this Agreement.
8.2       TERMINATION.  (a)  Company Termination Event.  This Agreement may be
                             -------------------------
terminated by the Company and the transactions contemplated hereby abandoned at any time prior to the filing of the Merger Certificates if any of the following events (each a Company Termination Event) shall have occurred:

     (i) Cymedix shall have failed to satisfy any of the conditions set forth in Sections 7.1(a) through 7.1(e) or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Company;

     (ii) Cymedix shall have failed to satisfy any of the conditions set forth in Sections 7.1(f) through 7.1(i) or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the Merger to the Company; provided, however, that (A)
Schedule 4.5 may be amended from time to time by Cymedix to reflect the exercise of outstanding stock options or the conversion of outstanding convertible securities or instruments without giving rise to any claim for breach of its representations and warranties in Section 4.5 and (B) if the Company shall not have asserted a Company Termination Event for failure to satisfy the condition set forth in Section 7.1(f) or clauses (i) or (ii) of
Section 7.1(h) on or prior to the close of business on the tenth business day after the date all Schedules are delivered to the Company pursuant to Article IV, it shall not have the right to thereafter assert a Company Termination Event as a result of that failure; or

     (iii) Cymedix shall have entered into a definitive agreement for a Competing Transaction.

     (b)       Cymedix Termination Event.  This Agreement may be terminated by
               -------------------------
Cymedix and the transactions contemplated hereby abandoned at any time prior to the filing of the Merger Certificates if any of the following events (each a Cymedix Termination Event) shall have occurred:

     (i) The Company shall have failed to satisfy any of the conditions set forth in Sections 7.2(a) through 7.2(d) or any of those conditions shall have become incapable of fulfillment and shall not have been waived by Cymedix; or

     (ii) The Company shall have failed to satisfy any of the conditions set forth in Sections 7.2(e) through 7.2(i) or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the Merger to Cymedix; provided, however, that (A) Schedule 5.5 may be amended from time to time by the Company to
             -------------
reflect the exercise of outstanding stock options or the conversion of outstanding convertible securities or instruments without giving rise to any claim for breach of its representations and warranties in Section 5.5 and (B) if Cymedix shall not have asserted a Cymedix Termination Event for failure to satisfy the condition set forth in Section 7.2(f) or clauses (i) or (ii) of
Section 7.2(h) on or prior to the close of business on the tenth business day after the date all Schedules are delivered to Cymedix pursuant to Article V, it shall not have the right to thereafter assert a Cymedix Termination Event as a result of that failure.

     (c) This Agreement may be terminated and the transactions contemplated hereby abandoned by either party hereto, if the Closing does not occur on or prior to December 31, 1997, provided that the party seeking termination pursuant to this Section 8.2(c) is not in breach in any material respect of any of its material representations, warranties, covenants or agreements contained in this Agreement.

     8.3 NOTICE OF TERMINATION. In the event a party seeks to terminate this Agreement pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by either party, subject to the provisions of Section 8.4.

     8.4 EFFECTS OF TERMINATION. (a) Except as otherwise provided in this Section 8.4, if this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this Article VIII, this Agreement shall become void and of no further force or effect.

     (b) Following any Company Termination Event, in any election of directors of Cymedix during the period when any Bridge Loan remains outstanding, Cymedix will include one designee of the Company as a nominee for election to the Cymedix Board, provided that this undertaking will terminate upon the completion of any Competing Transaction.

     (c) If the Company exercises its right to terminate this Agreement pursuant to Section 8.2(a)(iii), it shall be entitled to (i) receive a break-up fee in the amount of $75,000 from Cymedix or its successor within five days after completion of the Competing Transaction referred to therein and (ii) accelerate the maturity of the Bridge Loans to a date not less than 30 days after completion of the Competing Transaction.

     (d) Within ten days following any Cymedix Termination Event that is not waived by Cymedix, the Company will pay a break-up fee of $50,000 to Cymedix.

     (e) If this Agreement is terminated by either party, each party shall return all documents and other material received from or on behalf of the other party in connection with the transactions contemplated hereby, whether
so  obtained  before  or  after  the  execution  hereof.    All  Confidential
Information received by a party with respect to the business of the other party shall be treated in accordance with the restrictions set forth herein, which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (f) Nothing in this Article VIII shall be deemed to impair the right of either party to compel specific performance by the other party of its continuing obligations under this Agreement, including the obligations of Cymedix under the Bridge Notes, and no termination of this Agreement shall relieve either party of its obligations for expenses under Section 9.2.
 .
     ARTICLE  IX  C  MISCELLANEOUS  PROVISIONS

     9.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall not survive the Merger.

     9.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring those costs or expenses, provided that the Company shall bear 50% of the attorneys= fees and disbursements incurred by Cymedix in connection with the Merger in the event this Agreement is terminated for any reason.

     9.3 FEES. Each party hereto hereby represents and warrants that no brokers, finders or investment bankers that may be entitled to any brokerage fee, finder=s fee, commission or investment banking fee have acted for that party in connection with this Agreement or the transactions contemplated hereby other than EBM, Inc., which has been engaged to act as financial advisor to the Company, and the Company shall bear all fees payable to that firm.

     9.4 AMENDMENTS. No amendment or modification of this Agreement or waiver of any provision hereof shall be effective unless it shall be in writing, signed by both parties hereto and implemented in accordance with
Section  8.1.

     9.5 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by confirmed fax or delivered, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, confirmed faxed or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

     (i)  if  to  the  Company,

     International  Nursing  Services,  Inc.
     360  S.  Garfield  Street  -  Suite  400
     Denver,  CO  80209-3136
     Tel.  (303)  393-1515
     Fax    (303)  393-1579

     Attention:    Mr.  John  P.  Yeros



     with  a  copy  to

     Lyle  B.  Stewart,  P.C.
     3751  South  Quebec  Street
     Denver,  CO  80237
     Tel.    (303)  267-0920
     Fax    (508)  267-0922


     (ii)          if  to  Cymedix,

     Cymedix  Corporation
     100  Thousand  Oaks  Blvd.  -  Suite  117
     Thousand  Oaks,  CA  91360
     Tel:    (805)  230-1133
     Fax    (805)230-1144

     Attention:    Mr.  Keith  Berman


     with  a  copy  to:

     Stahl  &  Zelmanovitz
     430  Park  Avenue  -  18th  Floor
     New  York,  NY  10022
     Tel.:  (212)  826-6363
     Fax:    (212)  826-6785

     Attention:    Douglas  Stahl,  Esq.

     9.6 REMEDIES. Except as expressly provided herein, this Agreement is not intended to confer upon any Person any rights or remedies hereunder.

     9.7 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the consent of both parties hereto.

     9.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto. Neither party shall be liable or bound to any other Person in any manner by any representations, warranties or covenants relating to that subject matter except as specifically set forth herein.

     9.9 SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of that provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of that provision to any other Persons or circumstances.

     9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed entirely within that State without regard to the conflicts of law principles of that State.

     9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
the  date    first  above  written.



     INTERNATIONAL  NURSING  SERVICES,  INC.

     By:/s/  John  P.  Yeros
     John  P.  Yeros,
     Chairman  and  Chief  Executive  Officer




     CYMEDIX  LYNX  CORPORATION

     By:/s/  John  P.  Yeros
     John  P.  Yeros,
     Chairman  and  Chief  Executive  Officer



     CYMEDIX  CORPORATION

     By:/s/  Keith  Berman
     Keith  Berman,  President